Exhibit Ref. 10.11
Form SB-2, Amendment No. 2
Mountain Oil, Inc.
SEC File No. 333-37842


 U & O (May 26, 1995) JOINT MANAGEMENT LEASE NO. 14-20-H62-_
                        UNITED STATES
     DEPARTMENT OF THE INTERIOR BUREAU OF INDIAN AFFAIRS
        OIL AND GAS EXPLORATION AND DEVELOPMENT LEASE
                     TRIBAL INDIAN LANDS

THIS LEASE, made and entered into in quintuplicate among the Ute Indian Tribe of the Uintah and Ouray Reservation, Utah, pursuant to the Indian Reorganization Act (25 U.S.C. 461, et seq.), Indian Mineral Development Act (25 U. S. C. 2101-2108 et sN.), and other applicable Acts, the Ute Distribution Corporation, a Utah Corporation, organized under the Ute Partition and Termination Act (25 U. S. C. 677677aa), hereafter collectively referred to as Lessors; and

Mountain Oil, Inc. PO Box 1574 3954 E. 200 N. East Highway
40 Roosevelt, UT 84066, Lessee, WITNESSETH that:

I . Lessor, in consideration of a cash bonus of $
per acre, for a total of $                                ,
and in consideration of rents and royalties to be paid, and the covenants to be observed as herein set forth does hereby grant and lease to the Lessee the exclusive right and privilege to drill for, extract, remove, and dispose of all the oil and gas deposits in or under the following described tracts of land situated in the County of<<County)), State of Utah and more particularly described as follows:

TOWNSHIP                    RANGE                    ,
SECTION:

(Legal Description)

    FROM THE SURFACE TO THE BASE OF THE WASATCH FORMATION

containing                     acres more or less, together
with the right to construct and maintain thereupon such structures necessary for the development and operation of the leased substances for the term of year(s), herein referred to as the primary term, from and after the approval hereof by the Superintendent, and for a period
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of                    years, herein referred to as the
ultimate term as long as oil and gas is produced in paying quantities from said land. There must be actual production in paying quantities of any of the aforesaid minerals prior to the expiration of said primary term in order for this Lease to continue beyond said term. Production in paying quantities means sufficient production to produce income in an amount necessary to (a) operate and maintain the well,
(b) maintain the Lease, (c) market the product, and (d) result in a reasonable profit. If a producing well stops producing, for any reason, after the primary term has ended the Lease shall thereupon cease unless diligent continuous efforts are actually commenced by the Lessee within 60 days to restore production in paying quantities and unless production in paying quantities is restored within a time acceptable to the Superintendent.
THIS LEASE IN ITS ENTIRETY MAY NOT HE ALTERED WITHOUT PRIOR APPROVAL OF THE SECRETARY
No right is given herein to drill for, mine, extract, remove or dispose of gilsonite, oil shale, native asphalt, tar sands, or solid or semisolid bitumen or bituminous rock, or any gases that may be produced from, or associated with coal.

2. Definitions.

a) "Secretary" means the Secretary of the Interior or his authorized representative.

b) "Authorized Officer" (herein referred to as A.0.) means any employee of the Bureau of Land Management authorized by law or lawful delegation of authority to supervise oil and gas operations on the Indian lands covered by this Lease.

c) "Superintendent" means the Superintendent of the Uintah and Ouray Agency, Fort Duchesne, Utah.

d) "Oil" means petroleum or liquid hydrocarbons originally existing in a reservoir in a liquid state.

e) "Gas" means natural gas deposits, either combustible or noncombustible, recovered at the surface in the gaseous state, including helium gas, carbon dioxide gas, and gas; and hydrocarbons recovered at the surface as liquids which are the result of condensation caused by reduction of pressure and temperature of hydrocarbons originally existing in a reservoir in a gaseous state.

3. LESSEE AGREES:

(a) Rental. To pay an advance annual non-recoupable rental
of                   per acre. The first annual rental shall
be due on or before the date of approval of oil and gas lease by the Secretary. No rental shall be credited against production royalty, nor shall any rental be prorated or refunded because of surrender or cancellation.

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(b) Royalty. To pay a royalty of              % percent of
the value of all oil and gas extracted from the land leased, excepting that any oil and gas used by the Lessee for development and operation purposes on site shall be royalty free.

Royalty payments shall be made monthly, on or before the last day of the calendar month following the calendar month for which such payment is owed. No rental credits shall be allowed against or deducted from production royalty.

(c) Value. Shall be determined by the Secretary in accordance with his regulations. Value may, in the discretion of the Secretary be calculated on the basis of the highest price paid or offered (whether calculated on the basis of short or actual volume) at the time of production for a significant portion of oil of the same gravity, or gas, removed or sold from the field where the leased lands are situated, and the actual volume of the marketable product less the content of foreign substances as determined by the Secretary. The actual amount realized by the Lessee from the sale of said products may, in the discretion of the Secretary be deemed mere evidence of or conclusive evidence of such value.

When determining the value for royalty purposes of products, such as natural gasoline, that are derived from treatment of gas, a reasonable allowance for the cost of manufacture shall be made, such allowance shall not exceed two-thirds of the value of the marketable product, unless otherwise determined by the Secretary of the Interior on application of the Lessee or on his own initiative. Royalty shall be computed on the value of gas or casinghead gas, or on the products thereof, such as residue gas, natural gasoline, propane, butane, etc., whichever is the greater.

(d) Royalty in Kind. To pay royalty in kind upon receiving 30 days written notice from the Lessor. Royalty oil shall be delivered in tanks provided by the Lessee on the premises where produced without cost to the Lessors unless otherwise agreed to by the parties hereto, at such times as may be required by the Lessors. However, Lessee shall not be required to hold such royalty oil in storage for a period of more than thirty (30) days. In addition, Lessee shall be in no manner responsible or held liable for loss or destruction of such oil in storage caused by acts of nature. Accounting for royalty taken in kind shall be the responsibility of the MMS.

Royalty gas shall be delivered by the Lessee to a mutually acceptable place in the Lessee's pipeline at no cost to the Lessors.

(e) Payment. The Superintendent shall receive the bonus and first year's rental prior to the time of issuance of the Lease. The Superintendent shall continue to receive the annual rental payments called for under the Lease until such time as production is established on the leased premises.
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Once production is established, Payor shall divide and
credit all rents and royalties due the Tribe's share of 72.83814%, and shall be paid directly to the Minerals Management Service (MMS), according to MMS instructions for the Payor of funds due from the Lease.

Payor shall divide and credit all rents and royalties due the UDC's share of 27.161861%, and shall be paid directly to the Superintendent of funds due from the Lease.

The procedure for payments set out above shall control payments due under the Lease unless and until the MMS shall issue new or alternate payment instructions.

(f) Bond. To furnish such bonds of performance and reclamation, with satisfactory surety, conditioned upon compliance with the terms of this Lease, and such insurance as may be required by the Superintendent.

(g) Full Development.

(1) That the A-0. may either require the drilling and production of such wells as, in his opinion, are necessary to be reasonable diligence in the development and operation of the property, or in lieu thereof require the payment of an amount as determined by the A-0. to compensate the Lessors in full each month for the estimated loss of royalty.

(2) To drill and produce all wells necessary to offset or protect the leased land from drainage, including drainage occurring from production on other lands of the Lessors under lease at a lower royalty rate, or in lieu thereof to compensate the Lessors in full each month for the estimated loss of royalty through drainage. The necessity for offset wells shall be determined by the A-0. Payment in lieu of drilling and production shall be with the consent of and in an amount determined, by the Secretary.

(3) To drill and produce other wells, at the election of the Lessee, subject to any system of well spacing or production allotments authorized and approved under applicable law or regulations, approved by the Secretary and affecting the field or area in which the leased lands are situated.

(h) Monthly Statements. To furnish to the Secretary, the Superintendent, and the Lessors monthly statements in detail in such form as may be prescribed by the Secretary, showing the amount, quality, and value of all oil and gas produced and saved during the preceding calendar month as a basis upon which to compute the royalty due the Lessors. The leased premises and all wells, producing operations, improvements, machinery, and fixtures thereon and connected therewith and all books and accounts of the Lessee pertaining thereto shall be open at all times for the inspection of duly authorized representatives of the Lessors and the Secretary.

(i) Log of Well. To keep a log in the form prescribed by the
A.0. of all the wells drilled by the Lessee showing the strata and character of the formations passed through or entered into by the drill and furnish a copy thereof to the A.0., Superintendent and the Lessors.
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Diligence, Prevention of Waste.

(1) To exercise reasonable diligence in drilling and operating wells for oil and gas on the lands covered hereby, while such products can be secured in paying quantities;

(2) To carry on all operations hereunder in a good and workmanlike manner in accordance with approved methods and practice, having due regard for the prevention of waste of oil or gas developed on the land, the entrance of water through wells drilled by the Lessee to the productive sands or oil or gas-bearing strata to the destruction or injury of the oil or gas deposits, the preservation and conservation of the property for the productive operations, and to the health and safety of workmen and employees;

(3) To plug securely all wells before abandoning the same in order to effectively shut off all water from the oil or gas-bearing strata from any other strata containing mineral resources and from all strata containing water,

(4) Not to drill any well within 500 feet of any house, structure, or reservoir of water without the surface owner(s) written consent;

(5) To carry out at the expense of the Lessee all orders and requirements of the A.0. issued pursuant to 43 C.F.R- Part
3160;

(6) To bury all pipelines crossing tillable lands below plow depth unless other arrangements therefore are made with the Superintendent and the surface owner(s); and

(7) To pay to the surface owner(s) all damages to crops, buildings, and other improvements of the surface owner(s) occasioned by the Lessee's operations, except, that the Lessee shall not be held responsible for casualties occasioned by causes beyond the Lessee's control.

(k) Regulations. To abide by and conform to 25 CFR, 30 CFR and 43 CFR and any and all other regulations and manuals of the Secretary now or hereafter in force relative to oil and gas leases, excepting only that no regulation hereafter approved shall effect a change in rate of royalty or rental herein specified without the written consent of the parties of this Lease.

(1) Assignment. Not to assign, sublet, or transfer this Lease or any interest herein by an operating agreement or otherwise before restrictions are removed, except with the written approval of the Superintendent and authorization by the Lessors. If this Lease is divided by the assignment of an entire interest in any part of it, each part shall be considered a separate Lease under all the terms and conditions of this Lease, excepting only the acreage committed hereto.
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(m) Indentification. Lessee, for himself and his successors, subrogees, assigns, representatives and related or affiliated entities, convenants and agrees to indemnify and hold harmless the Ute Tribe, the UDC and the United States for and from any and all liabilities, rights, claims, demands, damages, costs, expenses, actions, causes of action, suits or controversies of every kind and description whatsoever at law or equity asserted by persons not parties to this Lease which arise, directly or indirectly, out of Lessee's performance under this Lease.

4. Cooperative Unit or Other Plan. In the event that a portion of the Lease is committed to a cooperative unit or other plan, any portion of this Lease not included in the cooperative unit or other plan shall thereby become a separate Lease, with the same Lessors and Lessee and subject to all the terms of this Lease, excepting only the acreage committed thereto. This Lease may not be made subject to a cooperative unit or other plan without the authorization of the Lessors and approval of the Superintendent.

5. The Lessors Expressly Reserves:

(a) Use and disposition of remaining estate. The right to lease, sell, or otherwise dispose of, or use the remaining estate of lands embraced within this Lease under existing law, or laws hereafter enacted, are subject to the rights of the Lessee.

(b) Royalty in Kind. The right to elect on 30 days written notice to take royalty in kind.

(c) Call on Production. To the Tribe, the option and exclusive right, at any time, at all times and from time to time, to purchase all oil and gas, casinghead gas, other hydrocarbons and minerals which may be produced and saved from the leased acreage. Payment for any oil, distillate, condensate and other liquid hydrocarbons purchased hereunder shall be made at the prevailing price offered by responsible purchasers for production of similar kind and quality in the area where produced at the time such production is taken for purchase. Payment for gas and casinghead gas purchased hereunder shall be made at the highest wellhead price under contracts for the sale of production of similar kind and quality prevailing in the area at the time such option and right are initially exercised. The Tribe shall exercise this option by giving Lessee sixty (60) days written notice of its exercise of said option which exercise is to remain in operation and effect until canceled by written notice from Tribe to Lessee.

6. Surrender. The Lessee may, upon approval of the Superintendent, surrender this lease or any part hereof upon the payment of the sum of One Hundred Dollars ($100.00) and all rentals, royalties, and other obligations due and payable and upon a showing satisfactory to the Superintendent that full provision has been made for conservation and protection of the surface and minerals estates and the proper abandonment of all wells. The Lease will continue in full force and effect as to the lands not surrendered. If this Lease has been recorded in the office of the County Recorder, the Lessee shall record a release.
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7. Cancellation. When, in the opinion of the Superintendent, there has been a violation of any of the terms and conditions of this Lease or applicable regulations, the Superintendent shall have the right to declare this Lease canceled, as to all the leased area or as to a part of the leased area, in accordance with applicable regulations.

8. Removal of Buildings, Structures, etc. Lessee shall be the owner of and shall have the right to remove from the leased premises, within ninety (90) days after expiration or cancellation of this Lease, any and all buildings, structures, casing, material and equipment placed on the surface of the leased premises for the purpose of development and operation hereunder, excepting that all buildings, structures, material and equipment, whether on the surface or otherwise, necessary for or rehabilitation of wells shall, at the option of the Lessors, and subject to the approval of the Superintendent, become the property of the Lessors. In such event, the Lessors assume the obligation of abandonment of the well and reclamation of the leased premises and rights-of-way incident thereto.

9. Drilling, and Producing Restriction. The Secretary may impose restrictions as to time or for the of wells and as to the production from any well or wells drilled when in his judgment such action may be necessary or proper for the protection of the natural resources of the leased land or in the best interests of the Lessors.

10. Conservation. The Lessee in consideration of the tights herein granted agrees to abide by the provisions of any act of Congress, or any order or regulation prescribed pursuant thereto, relating to the conservation, production, or marketing of oil and gas.

11. Heirs and Successors in Interest. Each obligation hereunder shall extend to and be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors of, or assigns of the respective parties hereto.

12. Conflict of Interest. No lease, assignment thereof or interest therein, will be approved to any employee or employees of the United States Government whether connected with the Bureau of Indian Affairs or otherwise, and no employee of the Interior Department shall be permitted to acquire any interest in any mineral lease covering restricted Indian lands by ownership of stock in corporations having such leases or in any other manner.

13. Preference . In connection with the performance of work under this Lease, Lessee agrees:

(1) to actively recruit, train and employ members of the Ute
Tribe with the intent of m employment and advancement opportunities for members of the Ute Tribe;

(2) to advertise all specifications for subcontracts and in a newspaper of general circular, the Ute Bulletin or any successor tribal newspaper, with the intent of maximizing the number of such subcontracts awarded to members of the Ute Tribe; and

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(3) to advertise all requirements for goods and services and in a newspaper of general circular, in the Ute Bulletin, or any successor tribal newspaper, with the intent of maximizing the amount of goods and services purchased from members of the Ute Tribe.

Lessee further agrees to direct all subcontractors engaged in the performance of work under this Lease to comply with the provisions of the preceding paragraph.

(a) Lessee shall submit a report, on a form to be provided by the Ute Tribe, detailing its compliance with this section annually.

(b) Lessee agrees and consents to the jurisdiction of the Ute Tribal Court for the resolution of any dispute arising under this section. If Lessee is found to be in breach of this section by the Ute Tribal Court, Lessee agrees to pay to the Ute Tribe Scholarship Fund $1,000.00 as liquidated civil damages for each violation and to reimburse the Ute Tribe for reasonable attorney fees and costs associated with enforcement of this section.

14. Bankruptcy. Should the Lessee at any time during the primary or extended term hereof be adjudged a bankrupt, either upon Lessee's voluntary petition or Lessee's creditors, or any of them, or should an attachment be levied and permitted to remain for a period of one hundred and twenty (120) days upon or against the interest, rights or privileges of Lessee in or to any oil, gas or other hydrocarbon substances produced from any well or wells of Lessee on the lands covered hereby, then all of the interests, rights and privileges of Lessee in and to all oil, gas or other hydrocarbons hereunder shall immediately cease, terminate and end, and in such event Lessors shall have, and Lessee hereby gives the Lessors, the right, option and privilege to cancel and terminate this Lease and all the terms and provisions granted thereby, and all the rights and privileges of Lessee m and to or upon the land covered hereby, and in and to any oil, gas or other hydrocarbon substances produced and saved from such lands, and all of Lessee's rights and privileges granted by this agreement shall immediately cease and terminate and end upon the Lessors so exercising its option in writing approved by the Secretary.

Lessee
Date: ________________             By: __________________________
                                   Title:_________________________
Lessors
UTE INDIAN TRIBE
Date:_______________               By:__________________________
                                   Chairman
UTE DISTRIBUTION CORPORATION
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Date:_______________               By:__________________________
                                   President

APPROVAL
It has been determined that approval of this document is not such a major federal action significantly affecting the quality of the human environment as to require the preparation of an environmental impact statement under
Section 102 (2)(c) of the National Environmental Policy Act of 1969 (42 U.S.C. 4332 (s)(c); Environmental Assessment of Oil and Gas Development, Duchesne River Area; Environmental Assessment No. 3, Bureau of Land Management, Vernal District, Vernal, Utah, prepared April, 1982.

DATED AND APPROVED on ____________________ by the United States of America, acting through the Bureau of Indian Affairs, and delegated to the Superintendent by Phoenix Area Redelegation Order No. 3, Amendment 6, Sec. 2.17, (34 Fed. Reg. 11109).
___________________________________
Superintendent
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